Exhibit 10.48

SECOND AMENDMENT TO
AMENDED AND RESTATED OFFICER EMPLOYMENT AGREEMENT

This Second Amendment to the Amended and Restated Officer Employment Agreement (the “Second Amendment”) is made and entered into effective February 21, 2022 (the “Effective Date”), by and between Bloomin’ Brands, Inc., a Delaware corporation (the “Company”) and David J. Deno (the “Executive”).

WHEREAS, the Company and the Executive are parties to the Amended and Restated Officer Employment Agreement dated April 1, 2019, as amended by the First Amendment to Amended and Restated Officer Employment Agreement effective April 6, 2020 (the “Employment Agreement”);

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company reviews the Executive’s compensation arrangements annually based on an analysis conducted by Frederic W. Cook & Co., Inc., the Committee’s independent compensation consultant (“FWC”);

WHEREAS, FWC’s analysis and benchmarking data, presented to the Committee on February 7, 2022, indicated that the Executive’s total target compensation level was below the 25th percentile of the Company’s peer group benchmark;

WHEREAS, as a result of FWC’s analysis and benchmarking data, and after discussion and consideration by the Committee, the Committee approved an increase to the Executive’s base salary and annual long-term incentive target as described herein; and

WHEREAS, the Company wishes to implement the market adjustment approved by the Committee, the Executive wishes to accept the market adjustment, and the parties mutually desire to enter into this Second Amendment to reflect the parties’ agreement with respect to the market adjustment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provision and condition set forth in this Second Amendment, the parties hereby agree that the Employment Agreement is hereby amended, as of the Effective Date, as follows:

1.Section 5(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“a.    Base Salary. During the Term of Employment, the Executive shall be entitled to an annual base salary equal to One Million Dollars ($1,000,000), payable in biweekly installments by the Company, subject to annual review for increase, but not decrease, in the discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”).”

2.Section 5(c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“c.    Equity-Based Compensation. With respect to each calendar year during the term of this Agreement beginning in 2022, subject to the Executive’s continuous employment through the date of grant, at or about the time that the Company makes annual grants generally to its senior officers, the Company shall award the Executive a long-term incentive award under its 2020 Omnibus Incentive Compensation Plan (or successor plan, the “Plan”) and the award agreements thereunder having a target fair market value at the time of grant of 4.35 times base salary in accordance with applicable guidelines established by the Board or the Compensation Committee from time to time, in the sole discretion of, and in a form and amount determined by, the Board or the Compensation Committee. All equity awards shall be subject to the receipt of any required stockholder, Board or Compensation Committee approvals, the terms of the Company’s equity incentive plan as then in effect and the award agreement evidencing such award, and the attainment and Compensation Committee certification of any applicable performance goals.”

3.Effect of Amendment. The amendments set forth in this Second Amendment shall become effective as of the Effective Date, and any direct or indirect modification to the Executive’s base salary or annual bonus shall be on a pro-rated basis for fiscal year 2022 based on the Effective Date. Except as expressly amended by this Second Amendment, all other terms and conditions of the Employment Agreement shall remain unmodified and in full force and effect.

4.Governing Law. The validity, interpretation and performance of this Second Amendment shall be governed, interpreted, and construed in accordance with the laws of the State of Florida without giving effect to the principles of comity or conflicts of laws thereof.

5.Entire Agreement; Counterparts. This Second Amendment constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior memoranda, correspondence, conversations, negotiations and agreements, whether written or oral, with respect thereto. This Second Amendment may be executed in several identical counterparts that together shall constitute but one and the same Second Amendment. Signatures of the parties transmitted by facsimile, PDF transmission or other electronic means shall be deemed to be their original signatures for all legal and other purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date first written above.

COMPANY

BLOOMIN’ BRANDS, INC.

		By:	/s/ Kelly Lefferts
Kelly Lefferts
Chief Legal Officer

EXECUTIVE

/s/ Lori Miklavic		/s/ David J. Deno
Witness Name:	Lori Miklavic		David J. Deno

/s/ Shannon Campbell
Witness Name:	Shannon Campbell

[Signature Page to Second Amendment]